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                                   Registration No.

             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.   20549

                          FORM S-3

                   REGISTRATION STATEMENT

              Under The Securities Act of l933

                  UNITED MOBILE HOMES, INC.
   (Exact name of registrant as specified in its charter)

                         New Jersey
      (State or other jurisdiction of incorporation or
                        organization)

                         22-1890929
            (I.R.S. Employer Identification No.)

 125 Wyckoff Road, Eatontown, N.J. 07724, Telephone No. 908-
                          389-3890
     (Address, including zip code, and telephone number, including area of registrant's principal executive offices)

  Eugene W. Landy, Esq., 125 Wyckoff Road, Eatontown, N.J.
                            07724
(Name and Address, including zip code, of agent for service)

                 Telephone No. 908-542-4555
    (Telephone number, including area code, of agent for
                          service)

Approximate date of commencement of proposed sale to the public is as soon as possible after the effective date of the Registration Statement.

If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box :            X

If any of the securities being registered on this Form are
to be offered on a delayed or continuous basis pursuant to
Rule 145 under the Securities Act of 1933, other than
securities offered only in connection with dividend or
interest reinvestment plan, check the following box:
_______

               Calculation of Registration Fee

Title of Each           Proposed   Proposed
Class of                Maximum    Maximum
Securities  Amount      Offering   Aggregate Amount of
to be       to be       Price      Offering  Registration
Registered  Registered  per unit*  Price     Fee
_________________________________________________________
Common
  Shares    750,000     $9.75   $7,312,500.00  $2,521.55

*Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the closing price on The American Stock Exchange on October 17,
1995.

PROSPECTUS

                  UNITED MOBILE HOMES, INC.
        DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of United Mobile Homes, Inc. ("United") described herein provides holders of United's Shares of Common Stock ("Shares of Common Stock" or "Shares") with a simple and convenient method of investing cash dividends and optional cash payments in additional Shares of Common Stock without payment of any brokerage commission or service charge.

     The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase original issue Shares of Common Stock from United. The price of Shares of Common Stock purchased with reinvested dividends and optional cash payments will be 95% of the market price
(see Question 15).

     Participants in the Plan may:

 .    Automatically reinvest cash dividends on all Shares
  registered in their names.

 .    Automatically reinvest cash dividends on less than all
  of the Shares registered in their names and continue to receive cash dividends on the remaining Shares.

 .    Invest by making optional cash payments at any time of
  not less than $500 per payment nor more than $40,000 per calendar quarter, whether or not any dividends on Shares registered in the participant's name are being reinvested. Optional cash payments will be invested quarterly, generally on the Investment Date.

     Holders of Shares of Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

     IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR
FUTURE REFERENCE.

     United reserves the right to terminate the Plan at any time.

     The Plan does not represent a change in United's dividend policy or a guarantee of future dividends.
Dividends will continue to depend on earnings, financial requirements, and other factors.

     This Prospectus relates to up to 750,000 Shares of Common Stock with $.10 par value.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY UNITED OR ANY AGENT OF UNITED OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THIS PROSPECTUS RELATES ONLY TO THE SHARES OF UNITED OFFERED HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF UNITED.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is _______, 1995.

AVAILABLE INFORMATION

     United is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission") relating to its business, financial position, results of operations and other matters. Information as of particular dates concerning the Directors is disclosed in proxy statements. Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.; and at certain of its Regional Offices, located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; Room 1102, Federal Building, 26 Federal Plaza, New York, New York; and 5757 Wiltshire Boulevard, Suite 500 East, Los Angeles, California. Copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates.

     United has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to United, the Shares of Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and portions of documents filed by United with the Commission are hereby incorporated into this Prospectus by reference:

     (1) United's most recent Annual Report on Form 10-K filed pursuant to the Exchange Act.

     (2)  All other reports filed pursuant to the Exchange
Act, including reports on Form 10-Q, since the end of the fiscal year covered by the annual report.

     (3) The description of United's Shares, $.10 par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     (4) All documents filed by United pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to which this Prospectus relates shall also be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

     The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Ernest
V. Bencivenga, United Mobile Homes, Inc., 125 Wyckoff Road, Eatontown, New Jersey 07724 (telephone number 908-389-3890).

     No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by United. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

     This Prospectus relates to the Shares of Common Stock of United registered for sale under the Plan. It is suggested that this Prospectus be retained for future reference.

THE COMPANY

     United is a corporation organized under the laws of the State of New Jersey. United's principal executive offices are located at 125 Wyckoff Road, Eatontown, New Jersey
07724.  United's telephone number is 908-389-3890.

DESCRIPTION
OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Dividend Reinvestment and Stock Purchase Plan (the
"Plan") for holders of Shares of Common Stock of United is set forth in the following questions and answers.

     For further information concerning the Plan, please address correspondence to:

          Ernest V. Bencivenga
          United Mobile Homes, Inc.
          125 Wyckoff Road
          Eatontown, New Jersey 07724

PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of Shares of Common Stock of United with a convenient and economical way of investing cash dividends and optional cash payments in Shares of Common Stock of United at a 5% discount from the market price prior to investment (see Question 15) and without payment of any brokerage commission or service charge. Since such Shares of Common Stock will be purchased from United, United will receive additional funds to make investments in real estate and for other purposes.

ADVANTAGES

2.   What are the advantages of the Plan?

     By participating in the Plan:

 .    You may purchase Shares of Common Stock at a 5%
  discount from the market price (see Question 15) of Shares of Common Stock of United by reinvesting cash dividends on all or less than all of the Shares of Common Stock registered in your name.

 .    You may purchase additional Shares of Common Stock at
  the same discount by making optional cash payments at any time of not less than $500 per payment nor more than $40,000 per calendar quarter.

 .    You pay no brokerage commission or service charge in
  connection with investments under the Plan.

 .    Recordkeeping is simplified under the Plan by the
  provision of a statement of account to each participant.

 .    You are assured safekeeping of Shares of Common Stock
  credited to your account because certificates are not issued unless requested.

ADMINISTRATION

3.   Who administers the Plan?

     Mellon Securities Trust Company, P.O. Box 750, Pittsburgh, Pennsylvania 15320, (the "Agent") administers the Plan for participants, keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan. The Agent purchases Shares of Common Stock from United as agent for participants in the Plan and credits the shares to the accounts of the individual participants.

ELIGIBILITY

4.   Who is eligible to participate?

     (a)  Shareholders of Record

     All holders of record of Shares of Common Stock are eligible to participate in the Plan.

     (b)  Beneficial Owners of Shares of Common Stock

     Beneficial owners, whose Shares of Common Stock are registered in names other than their own (for instance, in the name of a broker or bank nominee), may not participate in the reinvestment of cash dividends on such Shares of Common Stock because of the administration problems in making such provision. Nevertheless, the shareholder, all of whose Shares of Common Stock are in street name or nominee name, may participate in the optional cash payment provision by completing and sending in the Authorization
Card certifying that he is a shareholder of United.

5.   How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by United and any such determination will be final.

PARTICIPATION

6.   How do Holders of Shares of Common Stock join the Plan?

     A holder of record of Shares of Common Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to the Agent. An
Authorization Card and a postage-paid return envelope may be obtained at any time by writing to United Mobile Homes, Inc., 125 Wyckoff Road, Eatontown, New Jersey 07724.

7.   What does the Authorization Card provide?

     If you check the appropriate box on the Authorization
Card, you may elect "Full Dividend Reinvestment" and the Agent will apply all cash dividends on all the Shares of Common stock then or subsequently registered in your name, together with any optional cash payments, toward the purchase of Shares of Common Stock.

     If you elect to reinvest dividends on only a portion of your Shares of Common Stock, you should check the "Partial Dividend Reinvestment" box on the Authorization Card and the Agent will reinvest cash dividends on only the number of whole Shares of Common Stock you specify on the Authorization Card, together with any optional cash payments, toward the purchase of Shares of Common Stock, and will pay cash dividends on the rest of your Shares.

     If the "Optional Cash Payments" box on the Authorization Card is checked, you will continue to receive cash dividends on Shares of Common Stock in the usual manner, but the Agent will apply any optional cash payment received with the Authorization Card or with a subsequent payment form (see Question 11) to the purchase of Shares of Common Stock under the Plan.

     The Authorization Card also provides a certification to be signed by beneficial owners whose Shares of Common Stock are held in street or nominee name who wish to participate in the optional cash payment provisions.

     The Agent will reinvest automatically any subsequent dividends on the Shares of Common Stock credited to your account under the Plan. The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the Shares of Common Stock designated on your Authorization Card and on all Shares of Common Stock accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, or until the Plan is terminated. See Question 28 for the consequences of sales of Shares of Common Stock subject to the Plan.

8.   What are my options under the Plan?

     By marking the appropriate spaces on the Authorization
Card, you may choose among the following investment options:

 .    To reinvest cash dividends automatically on all Shares
  of Common Stock now and subsequently registered in your name at 95% of the market price on the Investment Date (see Question 15 for a description of how this is computed).

 .    To reinvest cash dividends automatically on less than
  all of the Shares of Common Stock registered in your name (a specified number of full shares) at 95% of the market price on the Investment Date and continue to receive cash dividends on the remaining Shares of Common Stock.

 .    To invest by making optional cash payments at any time
  in any amount not less than $500 per payment nor more than $40,000 per calendar quarter, whether or not any dividends are being automatically reinvested, at 95% of the market price on the Investment Date.

9.   May I change options under the Plan?

     Yes. You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent. The answer to Question 6 tells how to obtain an Authorization Card and return envelope.
Any change concerning the reinvestment of dividends must be received by the Agent not later than five days prior to the record date for a dividend (see Question 10) in order for the change to become effective with that dividend.

10. When will investment of dividends respecting Shares of Common Stock start?

     If your Authorization Card is received by the Agent five calendar days prior to the record date for determining the holders of shares entitled to receive the next dividend, reinvestment of your dividends will commence with the next dividend. The record dates for dividend payments on the Shares of Common Stock are generally on or about February l5, May l5, August l5 and November l5. If your Authorization Card is received subsequent to five calendar days prior to the record date, reinvestment of your dividends (or designated portion thereof) will not start until payment of the next following dividend.

OPTIONAL CASH PAYMENTS

11.  How does the cash payment option work?

     (a) Each participant in the Plan may invest in additional Shares of Common Stock by making optional cash payments at any time. Participants in the Plan have no obligation to make any optional cash payments. Optional payments may be made at irregular intervals and the amount of each optional payments may vary, but no optional payment may be less than $500 and the total optional payments invested by each owner of Shares of Common Stock may not exceed $40,000 per calendar quarter.

     An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling; and thereafter by forwarding a check or money order to the Agent with a payment form which will be attached to each statement of account. Checks and money orders must be in United States dollars and should be made payable to "Mellon Securities Trust Company". No interest will be paid on optional cash payments held by the Agent pending the purchase of Shares of Common Stock. (See
Questions 13 and 14).

     Optional cash payments must be received by the Agent no later than ten (10) calendar days prior to the Investment Date. Optional cash payments received by the Agent will be returned to participants upon written requested received by the Agent at least ten (10) calendar days prior to the Investment Date.

     (b) United may pay dividends in the future on an annual basis, semi-annual basis or quarterly basis. United may discontinue cash dividends for one or more quarters. In any quarter in which no cash dividend is paid, participants may nevertheless make optional cash payments. The investment dates will be the dates set forth in Question 14.

PURCHASES

12. What is the source of Shares of Common Stock purchased under the Plan?

     Shares of Common Stock purchased under the Plan come from authorized but unissued Shares of Common Stock of United. Shares will not be purchased in the open market.

13. When will dividends and optional cash payments be invested in Shares of Common Stock?

     Reinvestment of dividends and investment of optional cash payments will be made on the date when the dividend becomes payable. Participants will become owners of Shares of Common Stock purchased under the Plan as of the date of purchase. In order to allow sufficient time for processing, optional cash payments must be received by the Agent no later than ten (10) calendar days prior to the Dividend Payment date. Optional cash payments received by the Agent subsequent to ten (10) calendar days prior to a Dividend Payment date will be applied to the purchase of Shares of Common Stock on the Investment Date falling in the next succeeding quarter.

14.  What is the Investment Date?

     There is only one Investment Date in each quarter. The Investment Date will be the Dividend Payment Date. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day. If no dividend is paid in a quarter, the Dividend Payment Date for purposes of optional cash investment will be deemed to be March 15, June 15, September 15, and December 15.

15. What will be the price of Shares purchased under the Plan?

     The Officers of United will determine the price of Shares to be purchased. It is intended that the price of Shares to be purchased will be at a 5% discount from the market price.

     The Shares of Common Stock are traded on the American Stock Exchange ("AMEX"). The Officers of United will fix the reinvestment price at a discount price equal to 95% of the market price. The price at which the Shares of Common Stock will be purchased will be the higher of 95% of the average of the daily high and low sale prices of United's Common Stock on the AMEX on the four trading days including and preceding the Investment Date or 95% of the average of the high and low sale prices of United's Common Stock on the AMEX on the Investment Date. In the event there is no trading in the Shares, or if for any reason United and the Agent have difficulty in determining the price of Shares to be purchased under the Plan, then United, on consultation with the Agent, will use such other public report or sources as United deems appropriate to determine the market price and the appropriate 5% discount. If the reinvestment price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

16. How will the number of Shares of Common Stock purchased for me be determined?

     The number of Shares of Common Stock that will be purchased for you on any Investment Date will depend on the amount of your dividend to be invested, the amount of any optional cash payments and the applicable purchase price of the Shares of Common Stock that results from dividing the aggregate amount of dividends and optional payments to be invested by the applicable purchase price. Fractional shares will be credited to your account. At any time when you withdraw from the Plan or request all Shares to be transferred to you name, the fractional share will be paid in cash.

COSTS

17. Are there any costs to me for my purchases under the Plan?

     There are no brokerage fees for purchases of Shares of Common Stock under the Plan because Shares are purchased directly from United. All costs of administration of the Plan will be paid by United. Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

DIVIDENDS

18. Will dividends be paid on Shares of Common Stock held in my Plan account?

     Yes. Cash dividends on Shares of Common Stock credited to your account are automatically reinvested in additional shares and credited to your account.

REPORTS TO PARTICIPANTS

19.  What reports will be sent to participants in the Plan?

     Following each purchase of Shares of Common Stock for your account, the Agent will mail to you a statement of account showing amounts invested, the purchase price (see Question 15), the number of Shares purchased, and other information for the year to date. Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 28). These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of Shares of Common Stock.

CERTIFICATES FOR SHARES

20. Will I receive certificates for Shares of Common Stock purchased under the Plan?

     Shares of Common Stock purchased by the Agent for your account will be registered in the name of the Agent's nominee and certificates for such Shares will not be issued to you until requested. The total number of Shares credited to your account will be shown on each statement of account. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

     Certificates for any number of whole Shares credited to your account will be issued to you at any time upon written request to the Agent. Cash dividends with respect to Shares represented by certificates issued to you will continue to be automatically reinvested. Any remaining Shares will continue to be credited to your account.

     If the written request to the Agent is for certificates to be issued for all Shares credited to your account, any fractional share will be paid in cash.

     Certificates for fractions of shares will not be issued under any circumstances.

21. May Shares of Common Stock in my Plan account be pledged?

     No. You must first request that certificates for Shares credited to your Plan account be issued to you (see
Question 20) before you can pledge such Shares.

22. In whose name will certificates be registered and issued?

     When issued, certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained. For holders of record, this generally will be the name or names in which your Share certificates are registered at the time you enroll in the Plan. Upon written request, Shares will be registered in any other name, upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

WITHDRAWAL FROM THE PLAN

23.  When may I withdraw from the Plan?

     You may withdraw from the Plan at any time. If your request to withdraw is received by the Agent five calendar days prior to the record date for determining the holders entitled to receive the next dividend respecting any Shares of Common Stock held by you, your request will be processed following receipt of the request by the Agent. If your request to withdraw is received by the Agent subsequent to five calendar days prior to the record date for determining the holders entitled to receive the next dividend respecting such Shares of Common Stock but before payment of the dividend, the dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

     After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

24.  How do I withdraw from the Plan?

     In order to withdraw from the Plan, you must send a letter, stating that you wish to withdraw, to Mellon Securities Trust Company, P.O. Box 750, Pittsburgh, Pennsylvania 15230. When you withdraw from the Plan, or upon termination of the Plan by United, certificates for Shares credited to you account under the Plan will be issued to you. Any fractional share will be paid in cash.

OTHER INFORMATION

25.  What happens if I sell or transfer Shares of Common
Stock registered in my name?

     If you dispose of all Shares of Common Stock registered in your name, the dividends on the Shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

26. What happens if United issues a stock dividend, declares a stock split or has a rights offering?

     Any stock dividends or split shares distributed by United on Shares of Common Stock credited to your Plan account will be added to your account. Stock dividends or split shares distributed on Shares of Common Stock for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

     In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares of Common Stock owned; that is, the total number of Shares for which you hold certificates and the total number of Shares held in your Plan account.

27. Can I vote shares in my Plan account at meetings of shareholders?

     Yes. You will receive a proxy for the total number of Shares of Common Stock held, both the Shares for which you hold certificates and those credited to your Plan account.
The total number of Shares of Common Stock held may also be voted in person at a meeting.

     If the proxy is not returned or if it is returned unsigned, none of your Shares of Common Stock will be voted unless you vote in person.

28. What are the Federal income tax consequences of participation in the Plan?

     Under Internal Revenue Service rulings in connection with similar plans, dividends reinvested will be treated as taxable notwithstanding the dividends are reinvested in stock. Under prior Internal Revenue Service rulings, it was assumed the 5% discount was also taxable. Recent Internal Revenue Service rulings suggest that the 5% is a reduced taxable basis for the shares received. Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

     Distributions of real estate investment trusts are treated as dividends to the extent a real estate investment trust has earnings and profits for Federal income tax purposes. To the extent that the amount so distributed by United exceeds the current and accumulated earnings and profits of United, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder. Each participant will receive a Form 1099 showing total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

     The holding period of Shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the Shares were purchased for your account.

     As a participant in the Plan you will not realize any taxable income when you receive certificates for whole Shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan. If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

29. What is the responsibility of United and the Agent under the Plan?

     Neither United nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

NEITHER UNITED NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR
PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE
PLAN.

30. How are income tax withholding provisions applied to participants?

     In the case of foreign participants who elect to have their dividends reinvested or who elect to make optional cash payments and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, or the amount of the optional cash payment made by a participant, less the amount of tax required to be withhold, will be applied by the Agent to the purchase of Shares of Common Stock. A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withhold in that year. A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on dividends to domestic participants.

31.  May the Plan be changed or discontinued?

     United reserves the right to modify, suspend or terminate the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. United also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to United.

     The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment. Use of the Plan for any other purpose is prohibited.

     United reserves the right to return optional cash payments to subscribing shareholders if, in United's opinion, the investment is not consistent with the purposes of the Plan. Shareholders who establish multiple accounts to circumvent the $40,000 per calendar quarter limit on optional cash investment are subject to United's right to return all optional cash payments.

     United would consider lowering or eliminating the discount without prior notice to participants if for any reason United believed that participants were engaging in positioning and other transactions with the intent to purchase Shares of Common Stock under the Plan and then immediately reselling such Shares of Common Stock in order to capture the discount. Any participants who engage in such transactions may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933.

32.  Provisions Applicable to New York Residents.

     Optional cash payments made by New York residents will be held in a trust fund account by Midlantic National Bank, 125 Wyckoff Road, Eatontown, New Jersey 07724, to be held in trust to be used only for the purposes set forth in this Prospectus.

     After the closing of the offering, all investors will be provided annually with financial statements of United Mobile Homes, Inc., including a balance sheet and the related statements of operations, shareholders' equity and cash flows, accompanied by an independent auditor's report stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards, stating the opinion of the auditor with respect to the financial statements and the accounting principles and practices reflected therein and with respect to the consistency of the application of the accounting principles, and identifying any matters to which the auditor takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements.

SPECIAL RULES TO PROTECT UNITED'S STATUS AS A QUALIFIED REIT
UNDER THE PROVISIONS OF THE INTERNAL REVENUE CODE

     United reserves the right not to issue shares under the Plan to any shareholder holding more than 3% of United's shares. These shareholders may use the Plan both for dividend reinvestment and for optional cash payments but no shares will be issued to any shareholder if the issuance could provide for the disqualification of United as a REIT under the provisions of the Internal Revenue Code. The decision of United in this regard is final and the particular shareholders' only right shall be the return of any optional cash payment and the return of dividends in cash.

     United also reserves the right to return optional cash payments to subscribing shareholders if, in United's opinion, the investment is not consistent with the purposes of the Plan. This provision would cover shareholders who sell short shares on the American Stock Exchange and use the optional cash payment solely for purposes of attempting to earn the 5% differential. This provision can also be invoked to prevent any shareholder from creating multiple optional cash payment accounts. The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment. Use of the Plan for any other purpose is prohibited.

USE OF PROCEEDS

     United has no basis for estimating precisely either the number of Shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, United proposes to use the net proceeds from the sale of Shares of Common Stock pursuant to the Plan, when and as received, to make investments in real estate and for other purposes. United considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting holders of Shares of Common Stock.

EXPERTS

     The consolidated financial statements incorporated by reference in United's annual report on Form 10-K and the schedules included in United's annual report on Form 10-K, as of December 31, 1994 and 1993 and for the two years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements incorporated by reference in United's annual report on Form 10-K and the schedules included in United's annual report on Form 10-K, for the year ended December 31, 1992, have been incorporated by reference herein and in the registration statement in reliance upon the report of Cowan, Gunteski & Co., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

     The General Corporation Law of New Jersey empowers a corporation to indemnify its directors, employees and agents against certain expenses, judgments, fines and amounts incurred in connection with such person's employment by the corporation. United's By-laws provide for indemnification of directors and officers to the full extent permitted or allowed under New Jersey law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling United pursuant to the foregoing provisions, United has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          Inapplicable.

Item 15.  Indemnification of Directors and Officers

          Under the Articles of Incorporation, no Director,
Officer or agent of United is liable except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. Directors are entitled to indemnification (unless the above exceptions apply).

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions to directors, officers, or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and in the Commission's opinion is unenforceable.

Item 16.  Exhibits.

Exhibit
Number                        Description of Exhibit

Filed herewith:

4(c)           Specimen Authorization Card

5              Opinion of Landy & Landy

24(b)          Consent of KPMG Peat Marwick LLP
               Consent of Cowan, Gunteski & Co.

25             Powers of Attorney

Item 17.  Undertakings.

          United hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it   has reasonable
grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Eatontown, State of New Jersey, on October 18, 1995.

                         UNITED MOBILE HOMES, INC.

                         By   s/Eugene W. Landy
                              Eugene W. Landy
                              Chairman of the Board and
                              Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                Date

s/Eugene W. Landy        Chairman of the Board    10/18/95
Eugene W. Landy          and Director

s/Samuel A. Landy        President and Director   10/18/95
Samuel A. Landy

s/Anna T. Chew           Vice President,          10/18/95
Anna T. Chew             Contriller and Director

s/Ernest V. Bencivenga   Secretary/Treasurer      10/18/95
Ernest V. Bencivenga     and Director10/18/95

s/Robert G. Sampson      Director                 10/18/95
Robert G. Sampson

s/Charles P. Kaempffer   Director                 10/18/95
Charles P. Kaempffer

s/Richard Molke          Director                 10/18/95
Richard Molke

s/Robert J. Anderson     Director                 10/18/95
Robert J. Anderson

s/Eugene Rothenberg      Director                 10/18/95
Eugene Rothenberg

EXHIBIT INDEX

Exhibit
Number                        Description of Exhibit

Filed herewith:

4(c)                Specimen Authorization Card.

5                   Opinion of Landy & Landy

24(b)               Consent of KPMG Peat Marwick LLP
                    Consent of Cowan, Gunteski & Co.

25                  Powers of Attorney


EXHIBIT 4(c)

Specimen Authorization Card

AUTHORIZATION CARD

UNITED MOBILE HOMES, INC. DIVIDEND REINVESTMENT AND STOCK
PURCHASE PLAN

I wish to participate in the Dividend Reinvestment and Stock
Purchase Plan (the "Plan") for the purchase of whole and fractional shares of Common Stock ("Shares") of United
Mobile Homes, Inc. (the "Company") as follows:

________ FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan
Administrator.  I may also make optional cash deposits.

________ PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. I may also make optional cash deposits.

________ OPTIONAL CASH DEPOSITS ONLY. I want to make only optional cash deposits. I do not want to reinvest dividends on Shares registered in my name. I understand that dividends on all Shares held for me by the Plan
Administrator will be reinvested. My check in the amount of $___________ is enclosed.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

________________________           ________________________

Social Security or Tax I.D. No.         Date

_________________________         _________________________

Print Name(s) of Registered Owner(s)    Signature(s) of
Registered owner(s)

Make checks payable to Mellon Securities Trust Company, P.O.
Box 444, Pittsburgh, Pennsylvania 15230-9800.

SHAREHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET
NAME ONLY MAY ELECT OPTIONAL CASH PAYMENTS.  CERTIFICATION
ON THE REVERSE OF CARD MUST BE COMPLETED.



OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME AND
ENROLLMENT IN PLAN

(TO BE USED ONLY BY SHAREHOLDERS ALL OF WHOSE SHARES ARE IN
NOMINEE OR STREET NAME)

Name of Broker or Nominee Holding Shares for Shareholder:

___________________________________________________________

Number of Shares held by Broker or Nominee:  ______________

I wish to make optional cash payments to the Plan. My check in the amount of $______ is enclosed. My Plan Account is to be maintained as follows (PLEASE PRINT):

___________________________________________________________

Name      Street         City           State          Zip

______________________________

Social Security/Tax I.D. No.       _________________________
                                   Date

                    I HEREBY CERTIFY THAT I AM THE OWNER OF
THE SHARES OF UNITED MOBILE HOMES, INC. INDICATED ABOVE.

                                   _________________________

                                        Signature

IF ADDRESS IS NOT PROPERLY SHOWN, PLEASE CORRECT BEFORE
RETURNING.

THIS IS NOT A PROXY.




EXHIBIT 5


                                   October 3, 1995




United Mobile Homes, Inc.
125 Wyckoff Road
Eatontown, New Jersey 07724

Gentlemen:

     We have acted as counsel to United Mobile Homes, Inc. (the "Corporation") in connection with the Registration Statement of the Corporation on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, for the registration of 750,000 Shares of Common Stock, $.10 par value, of the Corporation (the "Shares"). The Shares are to be issued under and pursuant to the provisions of the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Except as otherwise defined herein, capitalized terms herein are used herein as defined in the Registration Statement.

     For purposes of our opinion, we have examined and relied upon:

     (a) A copy of the Articles of Incorporation of the Corporation, as amended to date (the "Articles of Incorporation");

     (b) A copy of resolutions adopted by the Board of Directors of the Corporation at a meeting held on December
6, 1994, authorizing the issuance and sale of the Shares pursuant to the Plan and related matters, certified by the Secretary of the Corporation; and

     (c)  The Registration Statement, including the Plan.

     Based on the foregoing and subject to the qualifications stated in the penultimate paragraph of this opinion, it is our opinion:

     (1) The Corporation has been duly established and is existing under its Articles of Incorporation as an incorporated New Jersey corporation and has made all filings required to be made under New Jersey law.



United Mobile Homes, Inc.
October 3, 1995
Page 2

     (2) The Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable by the Corporation.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,

                              LANDY & LANDY



                              s/Eugene W. Landy
                              Eugene W. Landy

EWL:ec

EXHIBIT 24(b)

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
United Mobile Homes, Inc.

          We consent to the use of our report incorporated herein by reference and to our Firm under the heading
"Experts" in the Registration Statement/Prospectus.


                              s/KPMG Peat Marwick L.L.P.
                              KPMG Peat Marwick L.L.P.

Short Hills, New Jersey
October 18, 1995



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
United Mobile Homes, Inc.


We consent to the incorporation by reference in the Registration Statement of United Mobile Homes, Inc. on Form S-3 relating to a dividend reinvestment plan to stockholders of our report dated February 8, 1993 on our audit of the financial statements of United Mobile Homes, Inc. as of and for the year ended December 31, 1992, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement and related
Prospectus.

                              s/Cowan, Gunteski & Co.
                              Cowan, Gunteski & Co.
                              Certified Public Accountant

Toms River, New Jersey
October 3, 1995



                         EXHIBIT 25
                      POWER OF ATTORNEY

     We, the undersigned Officers and Directors of United Mobile Homes, Inc., hereby severally constitute Eugene W. Landy and Ernest V. Bencivenga, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of United Mobile Homes, Inc. to be issued pursuant to the United Mobile Homes, Inc. Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

     WITNESS our hands on the date set forth below.

Signature                     Title                    Date

s/Eugene W. Landy         Chairman of the Board      10/18/95
Eugene W. Landy           and Director

s/Samuel A. Landy         President and Director     10/18/95
Samuel A. Landy

s/Anna T. Chew            Vice President,            10/18/95
Anna T. Chew              Controller and Director

s/Ernest V. Bencivenga    Secretary/Treasurer        10/18/95
Ernest V. Bencivenga      and Director

s/Charles P. Kaempffer    Director                   10/18/95
Charles P. Kaempffer

s/Robert G. Sampson       Director                   10/18/95
Robert G. Sampson

s/Richard Molke           Director                   10/18/95
Richard Molke

s/Robert J. Anderson      Director                   10/18/95
Robert J. Anderson

s/Eugene Rothenberg       Director                   10/18/95
Eugene Rothenberg